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EXHIBIT 10.29


                SECOND AMENDMENT TO NOTE AGREEMENT

     This SECOND AMENDMENT dated as of July 14, 1995 (the "Second Amendment") to the Note Agreement dated as of December 1, 1990, among FEDERAL-MOGUL CORPORATION, a Michigan corporation (the "Company") and the Purchasers listed on the signature page hereof (the "Purchasers").

     WHEREAS, the Company and the Purchasers (including any successors or assigns) are parties to a Note Agreement dated as of December 1, 1990 (the "Note Agreement") and to an Amendment dated as of December 11, 1992 (the "First Amendment"); and

     WHEREAS, the Company and the Purchasers wish to amend the Note Agreement as herein set forth; and

     WHEREAS, unless expressly provided otherwise in this Amendment, all terms used in this Amendment which are defined in the Note Agreement have the same meanings as used in the Note
Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings set forth herein and in the Note
Agreement, the Company and the Purchasers agree as follows:

     Section 1.1 Amendment of Section 5.1.

     (a) Section 5.1 of the Note Agreement is amended by amending the definition of "Consolidated Tangible Net Worth" to read in its entirety as follows:

          "Consolidated Tangible Net Worth": The consolidated stockholders'equity of the Company and its Subsidiaries, including non-redeemable preferred stock of the Company, determined in accordance with generally accepted accounting principles and including minority interests as of the date of this Agreement which are listed in the attached Annex VI, plus, solely for periods ending on or before December 31, 1996, the principal amount of outstanding 7 3/4% Convertible Subordinated Debentures due 2012 of the Company, if any, less Intangible Assets (net of accumulated amortization) of the Company and its Subsidiaries on a consolidated basis at such date determined in accordance with generally accepted accounting principles; provided, that Consolidated Tangible Net Worth shall not at any time reflect any additions or deductions resulting from foreign currency translation gains


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     or losses, the initial implementation of FAS 109 (including any adjustments to goodwill) or the application from time to time of FAS 106.

     (b)  The last sentence of the definition of "Indebtedness" in
Section 5.1 of the Note Agreement is amended to read as follows:

          " . . . Indebtedness shall not include unfunded pension obligations of the Company or its Subsidiaries, nor with respect to periods ending on or before December 31, 1996, the principal amount of outstanding 7 3/4% Convertible Subordinate Debentures due 2012, if any."

     (c) Section 5.1 of the Note Agreement is further amended to add the following new definitions to read in their entirety as follows:

          "FAS 106":  Statement of Financial Accounting Standards
No.106, "Employers' Accounting for Postretirement Benefits Other
Than Pensions", as published by the Financial Accounting Standards
Board.

          "FAS 109":  Statement of Financial Accounting Standards
No. 109, "Accounting for Income Taxes", as published by the Financial Accounting Standards Board.

          "Intangible Assets": assets having no physical evidence and that, in conformity with GAAP, should be classified as intangible assets, including, without limitation, patents, patent rights, trademarks, trade names, organizational expenses and goodwill.

          "Moody's Bond Rating": for any day, the rating of the Company's senior long-term unsecured debt by Moody's Investor
Service, Inc. in effect at 11:00 a.m. New York City time, on such day.

          "S&P Bond Rating": for any day, the rating of the Company's senior long-term unsecured debt by Standard & Poor's
Ratings Group in effect at 11:00 a.m., New York City time, on such day.

     Section 1.2 Amendment of Section 7.4. Section 7.4 of the Note Agreement is amended to read in its entirety as follows:

          "Section 7.4 Indebtedness of Subsidiaries. The Company will not permit any Subsidiary to permit to exist, create, assume, incur, guarantee or otherwise become liable, directly or indirectly, in respect of any Indebtedness except:

          (a) Indebtedness owed to the Company or to a Wholly-Owned Subsidiary; and


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          (b)  Other Indebtedness, provided that the sum
          of (i) the outstanding aggregate amount of Indebtedness of all Subsidiaries plus (ii) outstanding Indebtedness secured by Liens permitted by Section 7.5 (g) shall at no time exceed 30% of Consolidated Tangible Net Worth."

     Section 2. Interest Rate Adjustment. In the event the Company shall have obtained ratings with respect to its long-term unsecured indebtedness of less than "BBB-" from Standard & Poor's Corporation and less than "Baa3" from Moody's Investor Service, Inc., the Company agrees to amend the outstanding Notes (the "Amended Notes") to bear interest at the rate of 100 basis points per annum above the original interest rate (9.93% with respect to Series A Notes and 10.06% with respect to Series B Notes) from the date on which both such ratings shall have been obtained until the earlier of:
(i) the first date thereafter on which the Company shall have obtained either an S&P Bond Rating of "BBB-" or a Moody's Bond Rating of at least "Baa3" (the "Adjustment Period"), or (ii) December 31, 1996. The computation of any Reinvestment Yield pursuant to the terms of the Note Agreement or the Amended Notes shall not be affected in any manner by the increase in the interest rate contemplated herein during the Adjustment Period. The Amended Notes will be identical in all other respects with the original Notes.

     Section 3. Execution in Counterparts and Effective Date. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which taken together will be deemed to be one instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by the Company and the holders of at least 66 2/3% in aggregate principal amount of outstanding Notes at which time this Amendment shall become effective as of
July 14, 1995.

     Section 4. Headings. Section headings in this Amendment are included for convenience of reference only and are not part of this Amendment for any other purpose.

     Section 5. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the state of Illinois other than principles of conflicts of law.

     Section 6. Integration. The Note Agreement, as modified and amended by the First Amendment and this Second Amendment, remains in full force and effect and sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto, whether written or oral.



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     Section 7.  Ratification.  Except to the extent hereby
modified, amended or waived, the Note Agreement is in all respects hereby ratified, confirmed and approved by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the 14th day of July, 1995.



                                   FEDERAL-MOGUL CORPORATION




                                   PRINCIPAL MUTUAL LIFE
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